Exhibit 21.1

NATIONAL INVESTMENT MANAGERS INC.

List of Subsidiaries

STATE OF
SUBSIDIARY NAME	INCORPORATION	ADDRESS

ABR Advisors, Inc.	Delaware	2985 Navajo Street, Suite 2
Yorktown Heights, NY 10598

Alan N. Kanter & Associates, Inc.	Maryland	31 Walker Avenue, Ste. 200
Pikesville, MD 21208-4020

Alaska Pension Services, Ltd.	Alaska	400 D Street, Suite 300
Anchorage, AK 99501

Asset Preservation Corp.	Pennsylvania	800 Enterprise Road, Suite 103
Horsham, PA 19044

Benefit Dynamics, Inc.	Pennsylvania	89 N. Haddon Avenue, Suite D
Haddonfield, NJ 08033

Benefit Management Inc.	Massachusetts	3 Lyons Way
North Attleboro, MA 02763

BPI/PPA Inc.	Delaware	1013 Centre Road
Wilmington, DE 10805

California Investment Annuity Sales, Inc.	California	4640 Admiralty Way, 9th Floor
Marina Del Rey, CA 90292

Circle Pension, Inc.	New York	Empire State Bldg.,
350 Fifth Ave., Suite 6708
New York, NY 10118

Complete Investment Management, Inc.	Pennsylvania	800 Enterprise Road, Suite 103
Horsham, PA 19044

Doyle Barnett Associates, Inc.	New York	2985 Navajo Street, Suite 2
Yorktown Heights, NY 10598

Haddon Strategic Alliances, Inc.	New Jersey	89 N. Haddon Avenue, Suite D
Haddonfield, NJ 08033

Lamoriello & Co., Inc.	Rhode Island	2374 Post Road, Suite 1
Warwick, RI 02886

National Actuarial Pension Services, Inc.	Texas	10777 Westheimer Road, Suite 220
Houston, TX 77042

National Associates, Inc. NW	Washington	600 Stewart Street, Suite1600
Seattle, WA 98101

Pension Administration Services, Inc.	Pennsylvania	800 Enterprise Road, Suite 103
Horsham, PA 19044

NATIONAL INVESTMENT MANAGERS INC.

List of Subsidiaries

STATE OF
SUBSIDIARY NAME	INCORPORATION	ADDRESS

Pentec Capital Management, Inc.	Connecticut	72 Queen Street
Southington, CT 06489

Pentec, Inc.	Connecticut	72 Queen Street
Southington, CT 06489

Pension Technical Services, Inc	Colorado	4600 South Ulster Street, Suite 680
d/b/a REPTECH Corp.		Denver, CO 80237

Southeastern Pension Services, Inc.	Florida	1525 International Parkway, Suite 2071
Lake Mary, FL 32746

Stephen H. Rosen & Associates, Inc.	New Jersey	89 North Haddon Avenue, Suite D
Haddonfield, NJ 08033

The Pension Alliance, Inc.	Pennsylvania	4000 Crums Mill Road, Suite 102
Harrisburg, PA 17112

The Pension Group, Inc.	California	23046 Avenida de la Carlota, Suite 500
Laguna Hills, CA 92653

Valley Forge Consulting Corporation	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087

VEBA Administrators, Inc.	California	4640 Admiralty Way, 9th Floor
d/b/a Benefit Planning, Inc.		Marina Del Rey, CA

V.F. Associates, Inc	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087

VFE Merger Corp.		998 Old Eagle School Road, Suite 1206
a/k/a/ Valley Forge Enterprises, Ltd.	Pennsylvania	Wayne, PA 19087

V.F. Investment Services Corp.	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087